Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 5, 2004, with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


       Registration
      Statement Number                 Form       Description
      ----------------                 ----       -----------

           33-7850                      S-8       1986 Employee Stock Plan of
                                                  Vishay Intertechnology, Inc.

           33-7851                      S-8       1986 Employee Stock Plan of
                                                  Dale Electronics, Inc.

          333-78045                     S-8       1997 Stock Option Program and
                                                  1998 Employee Stock Option
                                                  Program of Vishay
                                                  Intertechnology, Inc.

          333-68090                    S-3/A      $550,000,000 Liquid Yield
                                                  Option Notes Due 2021

          333-89614                     S-3       6,191,166 Shares of Common
                                                  Stock upon Conversion of
                                                  General Semiconductor, Inc.
                                                  5.75% Convertible Notes due
                                                  2006

          333-73496                     S-8       Amended and Restated General
                                                  Semiconductor, Inc. 1993
                                                  Long-Term Incentive Plan and
                                                  General Semiconductor, Inc.
                                                  Amended and Restated 1998
                                                  Long-Term Incentive Plan

          333-52594                    S-3/A      2,887,134 Common Shares and
                                                  $945,779,624 Other Securities

         333-102507                    S-3/A      Class A Warrants to Purchase
                                                  7,000,000 Shares of Common
                                                  Stock; Class B Warrants to
                                                  Purchase 1,823,529 Shares of
                                                  Common Stock; 6,176,467 Shares
                                                  of Common Stock Issuable Upon
                                                  Exchange of $105,000,000
                                                  Floating Rate Unsecured Notes
                                                  due 2102; and 8,823,529 Shares
                                                  of Common Stock Issuable Upon
                                                  Exercise of Class A Warrants
                                                  and Class B Warrants

         333-110259                    S-3/A      $500,000,000 Principal Amount
                                                  of 3 5/8% Convertible
                                                  Subordinated Notes Due 2023;
                                                  and Shares of Common Stock
                                                  Issuable Upon Conversion of
                                                  $500,000,000 Principal Amount
                                                  of 3 5/8% Convertible
                                                  Subordinated Notes due 2023.


                                                       /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
March 12, 2004